Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of BGC Partners, Inc. of our report dated March 13, 2009, with respect to the consolidated financial statements of BGC Partners, Inc., included in the 2008 Annual Report to Stockholders of BGC Partners, Inc.

Our audits also included the financial statement schedule of BGC Partners, Inc. listed in Item 15(a)(2). This schedule is the responsibility of BGC Partners, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 13, 2009, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-52154) of BGC Partners, Inc.,

(2)	Registration Statement (Form S-8 No. 333-34324) of BGC Partners, Inc.,

(3)	Registration Statement (Form S-8 No. 333-49056) of BGC Partners, Inc., and

(4)	Registration Statement (Form S-8 No. 333-109121) of BGC Partners, Inc.,

of our report dated March 13, 2009, with respect to the consolidated financial statements of BGC Partners, Inc. incorporated herein by reference, our report dated March 13, 2009, with respect to the effectiveness of internal control over financial reporting of BGC Partners, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedules of BGC Partners, Inc. included in this Annual Report (Form 10-K) of BGC Partners, Inc. for the year ended December 31, 2008.

/s/    Ernst & Young LLP

New York, New York

March 13, 2009